UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 26, 2013

IMH Financial Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52611	23-1537126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona		85253
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(480) 840-8400

N/A
___________________________________________
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events

Following a Settlement Hearing held on July 18, 2013, the Court of Chancery in the State of Delaware entered a Final Order and Judgment on July 26, 2013, in In re IMH Secured Loan Fund Unitholders Litigation (“Litigation”) which was pending against IMH Financial Corporation ("IMH"), certain affiliated and predecessor entities, and certain former and current officers and directors of IMH. The Final Order and Judgment approves the terms of the settlement of the Litigation with slight modifications, which was memorialized in a Memorandum of Understanding (“MOU”), attached to the Form 8-K filed by IMH on February 6, 2012. IMH's obligations under the settlement and Final Order are contingent upon Final Approval of the settlement.  Final Approval will occur at the expiration of the period to file appeals or, if any appeal is filed, upon the final resolution of any appeal.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Final Order and Judgment

SF1:815641.17

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2013	IMH FINANCIAL CORPORATION

	By:	/s/ William Meris

William Meris
President

SF1:815641.17